SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 17, 2005 (November 13, 2005)

MASSEY ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of Incorporation)	(Commission File No. )	(I.R.S. Employer Identification Number)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

2006 Long Term Incentive Award Program

On November 13, 2005, the Compensation Committee of the Registrant’s board of directors (the “Board”) approved, and on November 14, 2005, the Board ratified, the terms of the 2006 Long Term Incentive Award Program (the “2006 LTI Program”). The 2006 LTI Program grants varying amounts of stock options, restricted stock, restricted units and cash incentive awards to key employees of the Registrant, including the executive officers who were named in the Registrant’s 2005 Proxy Statement (the “Named Executive Officers”). The stock option awards are granted under the Massey Energy Company 1996 Executive Stock Plan (filed with the Securities and Exchange Commission (the “SEC”) on January 29, 2001 as Exhibit 10.13 to the Registrant’s Form 10-K) and the restricted stock, restricted units and cash incentive awards are granted under the Massey Energy Company 1999 Executive Performance Incentive Plan (filed with the SEC on January 29, 2001 as Exhibit 10.1 to the Registrant’s Form 10-K).

Pursuant to the terms of the 2006 LTI Program, one-fourth of the grant of stock options shall vest and become exercisable annually on each November 17 beginning in 2006 and ending in 2009. Any unvested amounts shall vest and become immediately exercisable upon termination by reason of retirement, death or permanent and total disability, as determined in accordance with the Registrant’s applicable personnel policies or within two years following a “Change of Control” (as defined in the Massey Energy Company 1996 Executive Stock Plan). A form of stock option agreement is attached hereto as Exhibit 10.1, and is hereby incorporated into this Item 1.01.

One-fourth of the grants of restricted stock and restricted units shall vest annually on each November 17 beginning in 2006 and ending in 2009. Any unvested amounts shall vest and become immediately transferable upon termination by reason of death or permanent and total disability, as determined in accordance with the Registrant’s applicable personnel policies or within two years following a “Change of Control” (as defined in the Massey Energy Company 1999 Executive Stock Plan). A form of restricted stock agreement and a form of restricted unit agreement are attached hereto as Exhibits 10.2 and 10.3, respectively, and are hereby incorporated into this Item 1.01.

The grants of cash incentive awards shall be paid on or about March 31, 2009 if certain performance targets are met for fiscal years 2006, 2007 and 2008 based on earnings before taxes (EBT) or earnings before interest, taxes, depreciation and amortization (EBITDA), depending upon the category in which an executive officer is placed. The cash incentive awards for the Named Executive Officers as well as a few other executive officers are based upon EBT and all other cash incentive awards are based upon EBITDA. A form of incentive award agreement based on EBT and a form of incentive award agreement based on EBITDA are attached hereto as Exhibits 10.4 and 10.5, respectively, and are hereby incorporated into this Item 1.01. The target amounts shall be payable upon termination by reason of death or permanent and total disability, as determined in accordance with the Registrant’s applicable personnel policies or within two years following a “Change of Control” (as defined in the Massey Energy Company 1999 Executive Stock Plan). The Chief Financial Officer and the Compensation Committee shall determine, in their sole discretion, whether the financial targets have been achieved for such period.

2006 Bonus Program

On November 13, 2005, the Compensation Committee of the Board also approved, and on November 14, 2005, the Board also ratified, the terms of the 2006 Bonus Program (the “2006 Bonus Program”). The 2006 Bonus Program provides cash awards to key employees of the Registrant, including its Named Executive Officers based on performance criteria. For individuals without specific performance goals, 75% of the award is based on the Registrant’s earnings before interest and taxes for fiscal year 2006 (“2006 EBIT”) and 25% of the award is based on the discretion of the Compensation Committee. For individuals with specific performance goals, 50% of the target is tied to specific performance goals, 25% is tied to 2006 EBIT and 25% is based on the discretion of the Compensation Committee. The specific performance goals, for those that have them, shall be determined at an upcoming meeting of the Compensation Committee. The performance criteria tailored to certain key employees under the 2006 Bonus Program shall include coal production, coal shipments, coal production cost containment, coal reserve acquisitions, safety performance, reductions in environmental violations and medical cost containment goals.

Named Executive Officers with specific performance criteria shall include J. Christopher Adkins and H. Drexel Short, Jr. The cash bonus target awards approved for the Named Executive Officers for 2006, other than Mr. Blankenship (whose cash bonus target award has not yet been set), are as follows:

Name	2006 Target Bonus Award
Baxter F. Phillips, Jr.	$250,000
J. Christopher Adkins	$250,000
H. Drexel Short, Jr.	$85,000
Thomas J. Dostart	$42,000

Retention and Change in Control Agreement with Baxter F. Phillips, Jr.

In recognition of the fact that Baxter F. Phillips, Jr. has made and is expected to continue to make major contributions to the short-term and long-term profitability, growth and financial strength of the Registrant, on November 13, 2005, the Compensation Committee of the Board approved, and on November 14, 2005, the Board ratified and authorized for execution that certain Retention and Change in Control Agreement (the “Retention Agreement”) made between the Registrant and Mr. Phillips. The Retention Agreement is attached as Exhibit 10.6 and is incorporated by reference into this Item 1.01. On November 15, 2005, the Registrant and Mr. Phillips entered into the Retention Agreement effective as of November 1, 2005. The initial term of the Retention Agreement is three years from the date of its effectiveness. The material terms of the Retention Agreement are as follows: (i) base salary at an annual rate of $550,000, which amount may be increased if determined by the Board to be appropriate in accordance with the Registrant’s customary procedures and practices regarding the salaries of senior executives; (ii) annual cash bonus award with a target amount equal to $250,000 for each of the Registrant’s 2006, 2007 and 2008 fiscal years, subject to the terms and conditions set forth by the Compensation Committee of the Registrant for such fiscal year (as further described above in this Item 1.01 under the Section entitled 2006 Bonus Program with respect to the 2006 fiscal year); (iii) 12,000 shares of restricted stock and 7,560 restricted units, the restrictions on a third of each grant lapsing on November 15, 2006, a third lapsing on November 1, 2007 and the remaining third lapsing on November 1, 2008, subject to the terms and conditions set forth in the restricted stock and restricted unit agreements, forms of which are attached hereto as Exhibits 10.7 and 10.8, and are hereby incorporated into this Item 1.01; (iv) 50,000 non-qualified stock options that become exercisable on November 1, 2008, subject to the terms and conditions set forth in the stock option agreement, a form of which is attached hereto as Exhibit 10.9, and is hereby incorporated into this Item 1.01; (v) $600,000 long term cash incentive bonus, in the event Mr. Phillips remains in the Registrant’s employ until November 1, 2008 or upon death, Disability or Change in Control (capitalized terms not otherwise defined in this Section of Item 1.01 are defined in the Retention Agreement attached as Exhibit 10.6); (vi) the immediate vesting of all equity-based awards of restricted stock and restricted units granted to Mr. Phillips at least one year before November 17, 2005 which have not vested on or prior to such date; and (vii) pension credit for the annual salary, annual cash bonus awards and long-term cash incentive bonus, paid (or in the event of an Involuntary Termination Associated With a Change in Control, amounts or targets which otherwise would have been paid) to Mr. Phillips pursuant to the Retention Agreement during its initial term in accordance with and subject to the terms set forth therein.

In addition, the Retention Agreement contains certain provisions meant to reinforce and encourage the continued attention and dedication of Mr. Phillips, in connection with his assigned duties without distraction in the face of potentially disturbing circumstances, and without the Registrant’s loss of his efforts and contributions, arising from the possibility of a change in control. Upon Mr. Phillips’ termination by the Registrant as a result of or related to a Change in Control (as more fully described in the Retention Agreement) for any reason other than Cause, death or Disability, or Constructive Termination, he shall receive the following benefits (subject to a cut back provision, if applicable), in addition to remaining pay and benefits otherwise due to him,: (i) a lump sum cash payment equal to 2.5 times Base Pay, (ii) a lump sum cash payment equal to 2.5 times Target Bonus, (iii) a pro-rata payment of his Target Bonus for the portion of the fiscal year employed prior to termination, (iv) any award under the Registrant’s long-term cash and equity incentive program, which by its terms vests in connection with the Change in Control, and (v) twenty-four months of medical and dental coverage, or a cash payment in lieu thereof. In no event shall the change in control benefits exceed 2.99 times the sum of Mr. Phillips’ Base Salary and Bonus. Mr. Phillips shall not receive change in control benefits in the event his employment is terminated for Cause, death or Disability. In the event Mr. Phillips is entitled to receive payments and benefits as a result of an Involuntary Termination Associated With a Change in Control within the two year period after an actual Change in Control, he is bound by a one-year non-compete and non-solicitation agreement. In order to receive his payments and benefits, Mr. Phillips also is required to sign a release, generally releasing the Registrant from any claims Mr. Phillips may have against the Registrant, other than as they may relate to compensation and benefits.

Executive Deferred Compensation Plans

On November 13, 2005, the Compensation Committee of the Registrant’s Board approved an amendment to that certain Massey Executive Deferred Compensation Program as amended and restated as of January 1, 2005 (the “Deferred Compensation Program,” which was filed as Exhibit 10.2 to a Form 8-K filed by the Registrant with the SEC on February 25, 2005) and an amendment to that certain A.T. Massey Coal Company, Inc. Executive Deferred Compensation Plan as amended and restated as of January 1, 2005 (the “Deferred Compensation Plan,” which was filed as Exhibit 10.3 to a Form 8-K filed by the Registrant with the SEC on February 25, 2005). On November 14, 2005, the Board and the board of directors of A.T. Massey Coal Company, Inc., the Registrant’s wholly owned subsidiary, ratified the amendments to the Deferred Compensation Program and the Deferred Compensation Plan, respectively. Both the Deferred Compensation Program and the Deferred Compensation Plan were amended in the same manner to provide the participants with an ability to elect by no later than December 31, 2005, in accordance with Question and Answer 20 of IRS Notice 2005-1, to terminate any or all of his or her deferral election(s) for any 409A Funds (as defined in Program and Plan) which are held in either the Deferred Compensation Program or the Deferred Compensation Plan and are vested as of December 31, 2005 (whether or not attributable to a participant’s deferral election or the Registrant’s contributions, and as adjusted for earnings or loss). Furthermore each amendment stipulates that any amount to be distributed pursuant to such amendment shall be included in the participant’s income for federal income tax purposes in calendar year 2005 and shall be distributed on or before December 31, 2005. The amendments to the Deferred Compensation Program and the Deferred Compensation Plan are attached hereto as Exhibits 10.10 and 10.11, respectively, and are hereby incorporated into this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Form of stock option agreement.

10.2	Form of restricted stock agreement.

10.3	Form of restricted unit agreement.

10.4	Form of incentive award agreement based on earnings before taxes.

10.5	Form of incentive award agreement based on earnings before interest, taxes, depreciation and amortization.

10.6	Retention and Change in Control Agreement between the Registrant and Baxter F. Phillips, Jr.

10.7	Form of restricted stock agreement awarded to Mr. Phillips under the Retention Agreement.

10.8	Form of restricted unit agreement awarded to Mr. Phillips under the Retention Agreement.

10.9	Form of stock option agreement awarded to Mr. Phillips under the Retention Agreement.

10.10	First Amendment to the Massey Executive Deferred Compensation Program.

10.11	First Amendment to the A. T. Massey Coal Company, Inc. Executive Deferred Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: November 17, 2005	By:	/s/ Thomas J. Dostart
	Name:	Thomas J. Dostart
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

10.1	Form of stock option agreement.

10.2	Form of restricted stock agreement.

10.3	Form of restricted unit agreement.

10.4	Form of incentive award agreement based on earnings before taxes.

10.5	Form of incentive award agreement based on earnings before interest, taxes, depreciation and amortization.

10.6	Retention and Change in Control Agreement between the Registrant and Baxter F. Phillips, Jr.

10.7	Form of restricted stock agreement awarded to Mr. Phillips under the Retention Agreement.

10.8	Form of restricted unit agreement awarded to Mr. Phillips under the Retention Agreement.

10.9	Form of stock option agreement awarded to Mr. Phillips under the Retention Agreement.

10.10	First Amendment to the Massey Executive Deferred Compensation Program.

10.11	First Amendment to the A. T. Massey Coal Company, Inc. Executive Deferred Compensation Plan